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Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Access Capital Community Investment Fund, Inc.:

We consent to the use of our report included herein, dated August 20, 2000, in the May 31, 2000 Annual Report on Form 10-K of Access Capital Strategies Community Investment Fund, Inc..

/s/ KPMG LLP

Boston, Massachusetts
November 27, 2000